UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016

LIGHTBRIDGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11710 Plaza America Drive, Suite 2000
Reston, VA 20190
(Address of principal executive offices, including zip code)

(571) 730-1200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 2, 2016, Lightbridge Corporation (the “Company”) entered into an Investors Rights Agreement (the “Investors Rights Agreement”) with General International Holdings, Inc. (the “Purchaser”), in connection with the closing of the sale of $2.8 million of shares of Series A Preferred Stock (as defined in Item 3.03 below) to the Purchaser pursuant to the Securities Purchase Agreement entered into by the Company and the Purchaser on June 28, 2016 (the “Purchase Agreement”). Pursuant to the Investors Rights Agreement, among other things, the Company has granted the Purchaser certain customary registration rights and preemptive rights with respect to future equity offerings by the Company until August 2, 2019. The Investors Rights Agreement also imposes volume limitations on the Purchaser’s ability to sell common stock following conversion of the Series A Preferred Stock and limits the Purchaser’s ability to direct the voting of the common stock issuable upon conversion of the Series A Preferred Stock to 9.99% of the Company’s outstanding common stock.

The foregoing description of the Investors Rights Agreement is a summary only, is not complete and is qualified in its entirety by reference to the full text of the Investors Rights Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

On August 2, 2016, the closing of the sale of the Series A Preferred Stock under the Purchase Agreement occurred, and the Company issued an aggregate of 1,020,000 shares of Series A Preferred Stock to the Purchaser for an aggregate purchase price of $2.8 million. The rights, privileges and preferences of the Series A Preferred Stock are summarized in Item 3.03 below. The issuance of the Series A Preferred Stock and underlying common stock under the Purchase Agreement is exempt from registration under the Securities Act of 1933, as amended, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

On July 29, 2016, in anticipation of the closing under the Purchase Agreement, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Non-Voting Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada. Pursuant to the Certificate of Designation, the Company’s Board of Directors designated a new series of the Company’s preferred stock, the Non-Voting Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). The Certificate of Designation authorized the Company to issue 1,020,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock has a liquidation preference of $2.7451 per share (the “Liquidation Preference”). The following description of the Certificate of Designation is a summary only, is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Dividends. Dividends on the Series A Preferred Stock are cumulative and accrue quarterly, whether or not declared by the Board, at the rate of 7.0% per annum on the sum of the Liquidation Preference plus all unpaid accrued and unpaid dividends thereon, whether or not declared by the Board. In addition, if the Company declares certain dividends on its common stock, the Company is required to declare and pay a dividend on the outstanding shares of Series A Preferred Stock on a pro rata basis with the common stock, determined on an as-converted basis.

Liquidation. In the event of any liquidation, dissolution or winding down of the Company, each holder of outstanding shares of Series A Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to stockholders, before any payment may be made to the holders of common stock, an amount equal to the Liquidation Preference for such shares plus accrued and unpaid dividends thereon.

Voting and Protective Provisions. Except as otherwise required by law, the holders of the Series A Preferred Stock will have no voting rights. In addition, as long as 255,000 shares of Series A Preferred Stock are outstanding, the Company may not take certain actions without first having obtained the affirmative vote or waiver of the holders of a majority of the outstanding shares of Series A Preferred Stock. These actions include (a) altering or changing the rights, preferences or privileges of the Series A Preferred Stock; (b) increasing or decreasing (other than by redemption or conversion) the authorized number of shares of Series A Preferred Stock; (c) amending or waiving any provision of the Company’s Articles of Incorporation or bylaws; (d) authorizing, creating, issuing, or reclassifying any existing security into any class of equity security that is senior or pari passu to the Series A Preferred Stock; (e) repurchasing or redeeming common stock except from employees, officers, directors, or consultants upon termination of their employment or other relationship or in accordance with any existing repurchase or redemption program that has been approved by the Company’s Board of Directors; (f) declaring or paying any dividend other than a dividend payable solely in stock or other securities of the Company; (g) acquiring any entity for consideration of $3 million or more; (h) materially altering the general nature of the business of the Company; or (i) entering into any sale, license, lease or other disposition of assets having a book value of at least $10 million that is effected outside of the ordinary course of the business. Further, as long as 510,000 shares of Series A Preferred Stock are outstanding, the Company may not effect any event for which the Liquidation Preference would become payable.

Conversion. Any holder of outstanding shares of Series A Preferred Stock may elect, from time to time, to convert any or all of such holder’s shares of Series A Preferred Stock into a number of shares of common stock as is determined by dividing the Liquidation Preference by $2.7451 (the “Conversion Price”), subject to applicable Nasdaq rules and the limitations set forth in the Investors Rights Agreement. In addition, if at any time the trading price of the Company’s common stock (i) is greater than two times the Conversion Price before August 2, 2019 or (ii) is greater than three times the Conversion Price, the Company may cause a mandatory conversion of the Series A Preferred Stock. The Conversion Price is also subject to customary anti-dilution adjustments following stock splits, stock combinations and similar events.

Call Option. The Company has the option at any time after August 2, 2019 to redeem some or all of the outstanding Series A Preferred Stock for an amount in cash equal to the Liquidation Preference plus the amount of any accrued but unpaid dividends of the Series A Preferred Stock being redeemed. The Series A Preferred Stock is not redeemable upon the election of the holders of Series A Preferred Stock.

Transfer Restrictions. Without the consent of the Company’s Board of Directors, the holders of Series A Preferred Stock may only transfer shares of Series A Preferred Stock to their affiliates or to the Company, provided that any such affiliate must become a party to the Investors Rights Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 2, 2016, Mr. Xingping Hou joined the Company’s Board of Directors as co-Chairman. Mr. Hou, age 55, has been Chairman of the Board, Chief Executive Officer and President of General Agriculture Corporation since July 2012. Mr. Hou has also served as the Chairman of the Board for each of General Red Industry Group Co., Ltd. and Shaanxi General Red Agricultural Development Co., Ltd. since May 2010 and October 2010, respectively. He has also served as the Chairman of the Board and President of General Red International, Inc. since November 2007. Since May 2011, Mr. Hou has served as the Chief Executive Officer, President and Chairman of General Red Holding, Inc. Mr. Hou has also served as a director of Hua Mei Investments Limited and Han Glory International Limited since April 2011. Mr. Hou serves as president of the Purchaser and was designated to serve as a member of the Company’s Board of Directors pursuant to the Purchase Agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth above under Item 3.03 is hereby incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On August 3, 2016, the Company issued a press release announcing the closing of the Series A Preferred Stock sale and the appointment of Mr. Hou to the Company’s Board of Directors, among other items. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Non-Voting Series A Convertible Preferred Stock of Lightbridge Corporation, as filed with the Nevada Secretary of State on July 29, 2016.

10.1	Investors Rights Agreement, dated August 2, 2016, between Lightbridge Corporation and General International Holdings, Inc.

99.1	Press Release of Lightbridge Corporation, dated August 3, 2016.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2016

LIGHTBRIDGE CORPORATION

By:	/s/ Seth Grae
Name:	Seth Grae
Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Designation of Non-Voting Series A Convertible Preferred Stock of Lightbridge Corporation, as filed with the Nevada Secretary of State on July 29, 2016.

10.1	Investors Rights Agreement, dated August 2, 2016, between Lightbridge Corporation and General International Holdings, Inc.

99.1	Press Release of Lightbridge Corporation, dated August 3, 2016.